UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

POSITIVEID CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA		33445
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment and Non-Compete Agreement between PositiveID Corporation and Bryan D. Happ

On September 30, 2011, the compensation committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of PositiveID Corporation (the “Company”) approved a two year employment and non-compete agreement (the “Agreement”) for Bryan D. Happ, the Company’s Senior Vice President and Chief Financial Officer. Under the Agreement, Mr. Happ will receive a base salary of $180,000, subject to a minimum increase of 5% per annum during each calendar year of the term.  During the term, Mr. Happ will be eligible to receive a discretionary bonus for each year of the term with a target incentive compensation between 50% and 100% of his base salary then being paid. Mr. Happ is also entitled to receive Company-paid health and disability insurance during the term of the Agreement.  If Mr. Happ’s employment is terminated prior to the expiration of the term, certain payments become due.  The amount of such payments depends on the nature of the termination and whether the termination occurs before or after one year from the date of the Agreement. In the event Mr. Happ is terminated without cause on or before one year from the date of the Agreement, Mr. Happ is entitled to one times his then current base salary and any bonus paid by the Company within one year from the date of the Agreement. In the event Mr. Happ is terminated without  cause after one year from the date of the Agreement, Mr. Happ is entitled to two times his then current base salary and the average bonus paid by the Company within the last two calendar years (or such lesser period if the Agreement is terminated less than two years from the date of the Agreement).

In addition, the Agreement contains a change of control provision that provides for the payment of one times the then current base salary and two times the average bonus paid to Mr. Happ for two full calendar years if a change of control occurs on or before one year from the date of the Agreement; and two times the then current base salary and two times the average bonus paid to Mr. Happ for two full calendar years if a change of control occurs after one year from the date of the Agreement. Any outstanding stock options and unvested restricted stock held by Mr. Happ as of the date of termination or a change of control shall become vested and exercisable as of such date, and remain exercisable during the life of the option. The Agreement also contains non-compete and confidentiality provisions which are effective from the date of employment through two years from the date the Agreement is terminated.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

First Amendment to Employment and Non-Compete Agreement between the Company and Scott R. Silverman

On September 30, 2011, the Compensation Committee approved a First Amendment to Employment and Non-Compete Agreement (the “First Amendment”) between the Company and Scott R. Silverman in connection with Mr. Silverman’s change in position from the Company’s Chief Executive Officer to Chairman of the Board, as previously disclosed. The First Amendment amends the Employment and Non-Compete Agreement dated November 11, 2010 (the “Employment and Non-Compete Agreement”) between the Company and Scott R. Silverman and provides for, among other things, the issuance of restricted stock of the Company to Mr. Silverman in the aggregate amount of Three Million Three Hundred Ninety-Four Thousand Two Hundred Twenty-Three Dollars and Twenty Cents ($3,394,223.20) (the “Restricted Stock”) in lieu of contractually-committed cash salary and bonus for 2012 through 2015. In addition, Mr. Silverman has agreed to forego Forty-Five Thousand Dollars ($45,000) in annual compensation for non-allocable expenses and limit any change of control compensation to Seven Hundred Fifty Thousand Dollars ($750,000). The Restricted Stock will be issued based upon the average daily volume-weighted average price (“VWAP”) of the Company’s common stock for the five (5) trading days preceding the date of the First Amendment. The VWAP is calculated by dividing the aggregate value of common stock traded on the OTC Bulletin Board (price per share multiplied by number of shares traded) by the total volume (number of shares) of common stock traded on the OTC Bulletin Board for such trading day.

The Restricted Stock is subject to registration rights and price protection provisions, and will be granted upon the earlier of (i) a reverse stock split or (ii) the receipt of stockholder approval to increase the number of authorized shares of common stock of the Company under the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to at least 175 million shares of common stock.  In the event Mr. Silverman resigns on or before January 1, 2012 or in the event Mr. Silverman is terminated for cause on or before January 1, 2013, the Restricted Stock will be subject to a substantial risk of forfeiture.

The Company will continue to pay Mr. Silverman cash compensation for his base salary until the later of December 31, 2011 or the date the registration statement becomes effective.  The First Amendment also provides that Mr. Silverman will receive his 2011 minimum bonus of $375,000 in twelve (12) equal monthly payments beginning January 1, 2012.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits

Exhibit No.	Description
10.1	PositiveID Corporation Employment and Non-Compete Agreement between the Company and Bryan D. Happ dated September 30, 2011.

10.2	First Amendment to PositiveID Corporation Employment and Non-Compete Agreement between the Company and Scott R. Silverman dated September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: September 30, 2011	By:	/s/ Bryan D. Happ
Bryan D. Happ
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	PositiveID Corporation Employment and Non-Compete Agreement between the Company and Bryan D. Happ dated September 30, 2011.

10.2	First Amendment to PositiveID Corporation Employment and Non-Compete Agreement between the Company and Scott R. Silverman dated September 30, 2011.

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